UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2008

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The Company disclosed that it completed the sale today of the Genco Trader, a 1990-built Panamax vessel, to SW Shipping Co., Ltd. for $44 million less a 2% brokerage commission payable to a third party. The Company expects to realize a net gain of approximately $26 million from the sale of the vessel in the first quarter of 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                GENCO SHIPPING & TRADING LIMITED

                DATE:  February 26, 2008

                /s/ John C. Wobensmith
                John C. Wobensmith
            Chief Financial Officer